UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 27, 2020

Two Rivers Water & Farming Company

(Exact name of registrant as specified in its charter)

Commission File No.: 000-51139

Colorado	13-4228144
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3025 S. Parker Rd., Ste. 140, Aurora, CO	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 222-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2020, we entered into a share exchange agreement pursuant to which we agreed to sell our controlling interest in HCIC Holdings, LLC, which owns 5,062 shares of Huerfano-Cucharas Irrigation Company (“HCIC”), a mutual irrigation company and owner of water infrastructure assets and infrastructure rights in Huerfano County, Colorado, including the Cucharas Dam. The Cucharas Dam is located 13 miles northeast of Walsenburg, Colorado on the Cucharas River, and consists of 22 miles of potential shoreline, water rights of 31,958 acre-feet decreed, 34,404 acre-feet conditional, and 41,200 acre-feet of storage rights.

The agreement between the companies consists of WaterVault paying Two Rivers $500,000 cash, and issuing a $1,000,000 line of credit, 6,000,000 shares of common stock and $58,969,000 of preferred stock in WaterVault. WaterVault will assume the related $10,000,000 debt from Two Rivers, and is responsible for securing an estimated $40,000,0000 financing for future Cucharas Dam construction obligations. In January 2019, the Cucharas Dam’s structure was razed by the Colorado State Office of Engineers as a result of insufficient capital needed to comply with reconstruction.

The closing must occur on or before April 30, 2020, unless otherwise agreed upon by the parties. The closing is subject to various conditions. We cannot assure you that the proposed acquisition will be completed by April 30, 2020 or at all, or that we will achieve the intended benefits from the acquisition.

The foregoing description of the share exchange agreement is a summary and is qualified in its entirety by the terms of the share exchange agreement, a copy of which is being filed as Exhibit 10.1 to this report.

On April 20, 2020, we issued a press release with respect to the proposed acquisition. The full text of the press release is furnished as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Board Members

Mr. Thomas Williams and Mr. James Kylstad notified us that they would be resigning as members of our Board effective April 2, 2020 and April 3, 2020, respectively. Neither Mr. Williams nor Mr. Kylstad had any disagreements with Two Rivers.

Appointment and Election of Board Members

At a Two Rivers Water & Farming Company Board meeting on April 23, 2020, Mr. Oscar Tapia Pereira and Mr. Ramon Chimelis were appointed by unanimous consent to the Company’s board to serve until the next annual meeting of shareholders and Mr. Tapia Pereira and Mr. Chimelis accepted their appointments.

About Mr.Tapia Pereira., age 40:

Mr. Oscar Tapia Pereira is an Attorney at Law with more than eighteen (18) years of practice, with emphasis in matters related with Securities Law, Regulation and Commercial and Corporate Law. Additionally, Mr. Tapia Pereira has ten (10) years of experience as Financial Analyst, Financial Principal and Compliance Officer, currently acting as Principal Executive in BVAI a Registered Investment Advisor in the Republic of Panama.

In his experience as a lawyer he served as Chief of the Legal Department of the National Public Services Authority in the Republic of Panama, and supported multinationals as legal consultant. Mr. Tapia Pereira is fluent in English and Portuguese and works as consultant and investment advisor in over 15 countries in Europe, USA, South America. Currently he is advisor to the Board of Directors of Kraftpal Technologies in Europe.

Mr. Tapia Pereira has a Master Degree in Procedural Law with the University of Panama, Specialization on Telecommunications Regulation with the University of Brasilia - (UnB.), Brazil; Specialization in Corporate and Business Law with the University of San Francisco (USF), USA; and, ISO - Internal Quality Systems Auditor with Société Générale de Surveillance – (SGS) – Switzerland.

About Mr. Chimelis, age 54:

Mr. Ramon Chimelis has over 20 years of experience in the financial markets. He has held fiduciary responsibilities in several startups and as vice president of Palletkraft, N.A. During this time his responsibilities included strategic planning, operations and financial planning.

He has successfully raised many millions in capital for green companies to high-tech startups in the artificial intelligence space. Through hands on experience and a strong work ethic, he has learned the nuances of bring successful ventures to market.

Mr. Chimelis spent his early career working on wall street as an analyst for technology offerings working at boutique firms in New York and Florida. He has spent the last three years working within the industrial hemp markets, graphene scientists and innovators helping to build on this new emerging platform for material science.

Mr. Ramon Chimelis founded and serves as Principal Executive Officer and Principal Financial Officer at Big Sky Industries II, III, VI, V and VI Inc. and has served as their President, Secretary and Treasurer since January 2000. From January 2000 to June 2003, he served as an Officer and Director of Design Pallets, Inc. Mr. Chimelis served as the Chief Executive Officer, President, Treasurer and Secretary of Coffee Exchange, Inc. from January 2000 to November 20, 2007.

From 1999 to January 2000, Mr. Chimelis was engaged in day trading through Gunslinger Group, Inc. From 1998 to 1999, he served as a Trader at the broker dealer firm of JOQ Financial, Inc., and from 1995 to 1998, he served as a Stock Broker at Collner Higgins and Higgins and Anderson. Since 2003, Mr. Chimelis continues to day trade as self-employed.

Mr. Chimelis studied Business Finance at Brevard Community College.

Item 8.01 Other Events.

Letter of Intent to Acquire Assets of UST Mexico

On August 15, 2019, Two Rivers announced that it had signed a letter of intent (LOI) to acquire 100 percent of the assets of UST Mexico, Inc and its subsidiaries, Hempacco Co, Inc and US Tobacco de Mexico, SA de CV. After our internal due diligence, we have decided to not move forward with the LOI with UST Mexico. As a result, the appointment of Sandro Piancone as executive director of Two Rivers, was never consummated.

Item 9.01 Financial Statements and Exhibits

The following Exhibit 10.1 is filed, and the following Exhibit 99.1 is furnished, as part of this report:

Exhibit	Description

10.1	Share Exchange Agreement dated February 27, 2020, between Two Rivers Water & Farming Company and WaterVault America, Inc.

99.1	Press release of Two Rivers Water & Farming Company dated April 20, 2020

99.2	Press release of Two Rivers Water & Farming Company dated April 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated: April 27, 2020	By:	/s/ Greg Harrington
Greg Harrington, CEO/CFO